      As filed with the Securities and Exchange Commission on March 10, 2000
                                                      Registration No. 333-80059
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                         FORM S-1 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ENVISION DEVELOPMENT CORPORATION
             (Exact name of Registrant as specified in its charter)

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

           FLORIDA                                       7379                                     65-0981457
(State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
 incorporation or organization)               Classification Code Number)                    Identification Number)
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                               11701 NW 101ST ROAD
                              MIAMI, FLORIDA 33178
                                 (305) 889-1600
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                WILLIAM J. PATCH
                      PRESIDENT AND CHIEF OPERATING OFFICER
                        ENVISION DEVELOPMENT CORPORATION
                               11701 NW 101ST ROAD
                              MIAMI, FLORIDA 33178
                                 (305) 889-1600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   COPIES TO:
                               GARY HOROWITZ, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000

                           ---------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: Not applicable.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                           ---------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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


                               EXPLANATORY NOTE TO
                   POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-1

      This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to reflect the creation by perfumania.com, inc., a Florida corporation, of Envision Development Corporation, a Florida corporation, as a new holding company above perfumania.com. The creation of Envision Development was effected pursuant to an Agreement and Plan of Merger (the "MERGER AGREEMENT") among perfumania.com, Envision Development and EDC Sub, Inc., a Florida corporation and wholly-owned subsidiary of Envision Development. The Merger Agreement provides for, among other things, the merger of EDC Sub with and into perfumania.com, with perfumania.com as the surviving corporation. Pursuant to Section 607.11045, Florida Statutes, shareholder approval of this merger was not required.

      As a result of the merger, which was consummated on February 10, 2000, perfumania.com became a direct wholly-owned subsidiary of Envision Development. Each share of common stock, par value $0.01 per share, of perfumania.com issued and outstanding was converted into and exchanged for one share of common stock, par value $0.01 per share, of Envision Development.

      Envision Development Corporation has expanded its business of operating an online store specializing in the sale of fragrances, fragrance related products and bath and body products on a retail and wholesale basis to include the development and acquisition of key e-commerce technologies and technical resources.

      In accordance with Rule 414 under the Securities Act, the Envision Development Corporation, as the successor issuer to perfumania.com, inc., hereby expressly adopts this registration statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

      The applicable registration fees were paid at the time of the original filing of this registration statement.



Item 16.      Exhibits:

      2.2 Agreement and Plan of Merger, dated as of February 8, 2000, among perfumania.com, inc., Envision Development Corporation and EDC Sub, Inc., incorporated by reference to the Current Report on Form 8-K filed by Envision Development Corporation on February 18, 2000 (Commission File No. 001- 15311).

      24.2       Power of Attorney (included on the signature page hereto).




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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on March 9, 2000.



                                   ENVISION DEVELOPMENT CORPORATION



                                      By: /s/ William J. Patch
                                          --------------------------------------
                                          William J. Patch
                                          President and Chief Operating Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William J. Patch and Michael E. Amideo and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

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                SIGNATURE                                    TITLE                                     DATE
                ----------                                   ------                                    ----
 /s/ William J. Patch                        President, Chief Operating Officer                      March 9, 2000
-------------------------------------------  and Director
 William J. Patch



 /s/ Michael Amideo                          Chief Financial Officer                                 March 9, 2000
------------------------------------------   and Director
 Michael Amideo



 /s/ Sunny C. Vanderbeck                     Director                                                March 9, 2000
---------------------------------------
 Sunny C. Vanderbeck



 /s/ Dean M. Willard                         Director                                                March 9, 2000
-------------------------------------------
 Dean M. Willard
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
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
 /s/ Thomas Carmody                          Director                                                March 9, 2000
----------------------------------------
 Thomas Carmody



 /s/ Garrick M. Hileman                      Director                                                March 9, 2000
-----------------------------------------
 Garrick M. Hileman



 /s/ Alan E. Rudd                            Director                                                March 9, 2000
-------------------------------------------
 Alan E. Rudd

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                                  EXHIBIT INDEX
Exhibit
Number        Description
-------       ------------

2.2 Agreement and Plan of Merger, dated as of February 8, 2000, among perfumania.com, inc., Envision Development Corporation and EDC Sub, Inc., incorporated by reference to the Current Report on Form 8-K filed by Envision Development Corporation on February 18, 2000 (Commission File No.
              001-15311).

24.2             Power of Attorney (included on the signature page hereto).





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